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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    Form 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):    March 24, 2006

                                   ZILA, INC.
             (Exact Name of Registrant as Specified in its Charter)

           Delaware                        0-17521              86-0619668
(State or Other Jurisdiction of   (Commission File Number)   (I.R.S. Employer
Incorporation)                                               Identification No.)

               5227 North 7th Street, Phoenix, Arizona 85014-2800
                    (Address of Principal Executive Offices)

     Registrant's telephone number, including area code     (602) 266-6700

                                 Not Applicable
         (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form is intended to simultaneously satisfy the filing obligation of the registrant under the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFD 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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Item 1.01   Entry into a Material Definitive Agreement.

     On March 24, 2006, Zila, Inc. (the "Company"), certain of its domestic subsidiaries (together with the Company, the "Borrowers") and Black Diamond Commercial Finance, L.L.C. ("BDCF"), the initial lender and administrative agent, entered into a $40 million credit facility (the "Credit Facility") consisting of a $20 million term loan credit facility, available immediately, (the "Term Loan Facility") and a $20 million incremental term loan facility (the "Tack-On Facility"), available upon the occurrence of certain events. Pursuant to the terms of the Credit Facility, other banks and financial institutions or entities may also become parties to the Credit Facility from time to time. Balances under the Term Loan Facility currently accrue interest at a rate per annum of 14.00%. The Credit Facility matures on March 24, 2008.

     The Credit Facility contains customary representations and warranties, affirmative and negative covenants, and events of default for financings of this nature, including, but not limited to, certain restrictions related to the use of proceeds, payment of dividends, the redemption of preferred stock, capital expenditures, and the entering into of guarantees, acquisitions, mergers or consolidations. In addition, the Borrowers have covenanted to utilize 50% of the net proceeds from any sale and leaseback of our manufacturing and laboratory facility in Prescott, Arizona (the "Prescott Facility") to repay outstanding balances under the Credit Facility. The Term Loan Facility and Tack-On Facility are secured (i) with certain exceptions, by a first priority interest in all the assets of the Borrowers, and (ii) the pledge and physical possession of the capital stock of the domestic subsidiaries and certain of the foreign subsidiaries of the Company. The Credit Facility contains minor prepayment penalties associated with repaying or refinancing the outstanding balances within six months of March 24, 2006.

     As consideration for entering into the Credit Facility, the Company issued a warrant to BDCF to purchase 1,200,000 shares of common stock of the Company. The warrant has an exercise price of $3.79 per share and expires March 26, 2011. The Company also entered into a Registration Rights Agreement to register the shares issuable upon the exercise of such warrant. The Registration Rights Agreement provides for the payment of specified liquidated damages to BDCF in the event that the Securities and Exchange Commission has not declared the applicable registration statement effective by specified deadlines. The Registration Rights Agreement also provides indemnification and contribution remedies to BDCF in connection with the resale of shares pursuant to such registration statement.

     On March 24, 2006, in connection with entering into the Credit Facility, the Company terminated and repaid all amounts outstanding under the Company's Credit and Security Agreement (the "Wells Fargo Facility") dated as of February 6, 2004 between the Company, certain of its subsidiaries and Wells Fargo Business Credit, Inc.

     In connection with entering into the Credit Facility and terminating the Wells Fargo Facility, the Company terminated a guarantee and deed of trust associated with the replacement letter of credit for the benefit of the holders of Industrial Development Revenue Bonds, the proceeds of which were used for the construction of the Prescott Facility. In place of the guarantees and deed of trust, the Company increased the balance on the related interest bearing collateral account to approximately $3.6 million.

Item 1.02    Termination of a Material Agreement.

     The information set forth under paragraphs 4 and 5 of Item 1.01 of this Current Report on Form 8-K with respect to the termination and repayment of the Wells Fargo Facility and the termination of the guarantee and deed of trust related to that certain replacement letter of credit is incorporated into this
Item 1.02 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

     The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.02    Unregistered Sale of Equity Securities.

     The information set forth under paragraph 3 of Item 1.01 of this Current Report on Form 8-K with respect to the warrant issued to BDCF is incorporated into this Item 3.02 by reference. The private placement of the warrant did not involve a public offering. The Company issued the warrant pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, afforded by the provisions of Section 4(2) thereof.

Item 3.03    Material Modification to Rights of Security Holders.

     The information set forth under paragraph 2 of Item 1.01 of this Current Report on Form 8-K with respect to the restrictions on paying dividends and on capital expenditures is incorporated into this Item 3.03 by reference.

     As discussed under Item 1.01 of this Current Report on Form 8-K, the Credit Facility contains customary negative covenants which include restrictions on the ability of the Company to pay dividends, redeem preferred stock or make capital expenditures. The Wells Fargo Facility also placed restrictions on our ability to pay dividends and it is the current policy of our Board of Directors to retain any earnings rather than pay dividends. The Credit Facility limits annual capital expenditures to $2.5 million (with certain exceptions and allowances for carry-forwards related to unused capital expenditure amounts from previous years) for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that should be capitalized under GAAP on a consolidated balance sheet of the Company.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      ZILA, INC.

Dated: March 30, 2006                 By:/s/Gary V. Klinefelter
                                         -----------------------
                                         Gary V. Klinefelter
                                         Vice President and Secretary